Exhibit 10.1

EXCHANGE AGREEMENT

by and between

PATHFINDER BANCORP, INC.

and

CASTLE CREEK CAPITAL PARTNERS VII, LP

Dated as of November 13, 2020

This EXCHANGE AGREEMENT is made and entered into as of November 13, 2020 (this “Agreement”) by and between Pathfinder Bancorp, Inc., a Maryland corporation (the “Company”), and Castle Creek Capital Partners VII, LP, a Delaware limited partnership (the “Investor”).

RECITALS

A.The Investor is, as of the date hereof, the record and beneficial owner of 464,710 shares (the “Investor Common Shares”) of the Company’s common stock (the “Common Shares”).

B.The Company issued the Investor Common Shares pursuant to that certain Securities Purchase Agreement, dated May 8, 2019, among the Company and each purchaser identified on the signature pages thereto (the “Purchase Agreement”).

C.Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

D.The Company and the Investor desire to exchange (the “Exchange”) 225,000 of the Investor Common Shares (the “Exchanged Shares”) for 225,000 shares of the Company’s Series B Preferred Stock, $0.01 par value (the “Series B Preferred Shares” and such Series B Preferred Shares issued to the Investor in connection with the Exchange, the “New Shares”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING; CONDITIONS TO THE CLOSING

Section 1.1The Closing.

(a)The closing of the Exchange (the “Closing”) will take place remotely via the electronic exchange of documents and signature pages, as the parties may agree.  The Closing shall take place on the date hereof; provided, however, that the conditions set forth in Sections 1.1(c), (d) and (e) shall have been satisfied or waived, or at such other place, time and date as shall be agreed between the Company and the Investor.  The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b)Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.1, at the Closing (i) the Company will or will cause the transfer agent for the Series B Preferred Shares (as applicable) to register the New Shares in the name of the Investor and deliver or cause to be delivered reasonably satisfactory evidence of such registration to the Investor and (ii) the Investor will deliver book-entry shares representing the Exchanged Shares to the Company.

(c)The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals, non-objections or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement or impose material limits on the ability of any party to this Agreement to consummate the transactions contemplated by this Agreement.

(d)The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)(A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all material respects as though made on and as of the date of this Agreement and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii)the Company shall have filed with the Maryland Department of Assessments and Taxation (and the Maryland Department of Assessments and Taxation shall have confirmed the effectiveness of) an amendment to the Series B Preferred Stock Articles Supplementary, increasing the number of authorized shares of Series B Preferred Stock to 1,506,000 shares (the “Articles Supplementary Amendment”); and

(iii)the Company shall have delivered evidence in book-entry form, evidencing the issuance of the New Shares to the Investor.

(e)The obligation of the Company to consummate the Exchange is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i)(A) the representations and warranties of the Investor set forth in Article IV of this Agreement shall be true and correct in all material respects as though made on and as of the date of this Agreement and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii)the issuance of the New Shares will not cause the percentage of shares of Common Shares and Series B Preferred Shares owned by the Investor, taking into account the New Shares, to equal or exceed 33.0% of the issued and outstanding shares of the total of the Common Shares and the Series B Preferred Shares; and

(iii) the Investor shall have delivered in book-entry form the Exchanged Shares to the Company.

Section 1.2Interpretation.  When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Schedules” such reference shall be to a Recital, Article or Section of, or Schedule to, this Agreement, unless otherwise indicated.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to it in the Purchase Agreement.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  All references to “$” or “dollars” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.  References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

ARTICLE II

EXCHANGE

Section 2.1Exchange.  On the terms and subject to the conditions set forth in this Agreement, upon the Closing (i) the Company agrees to issue to the Investor, in exchange for the 225,000 Exchanged Shares, 225,000 Series B Preferred Shares, and (ii) the Investor agrees to deliver to the Company book-entry shares representing the Exchanged Shares.

Section 2.2Exchange Documentation.  Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Exchanged Shares to the Company or its designated agent and the Company will cause delivery of the New Shares to the Investor.

Section 2.3Status of Exchanged Shares after Closing.  The Exchanged Shares exchanged for the New Shares pursuant to this Article II are being reacquired by the Company and shall have the status of authorized but unissued Common Shares and may be issued or reissued.

Section 2.4Securities Act Exemption.  The Exchange is being effected pursuant to an exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date:

Section 3.1Existence and Power.

(a)Organization, Authority and Significant Subsidiaries.  The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended, including, without limitation, Pathfinder Bank, has been duly organized and is validly existing under the laws of its jurisdiction of organization.  The articles of incorporation and bylaws of the Company, copies of which have been available to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

(b)Capitalization.  The authorized capital stock of the Company consists of 35,000,000 shares, of which (i) 25,000,000 shares are designated as Common Shares, of which 4,753,883 shares were issued and outstanding as of the date hereof (the “Capitalization Date”), and (ii) 10,000,00 shares are designated as preferred shares, $0.01 par value, of which 1,280,283 are designated Series B Preferred Shares and 1,155,283 are issued and outstanding as of the Capitalization Date (prior to giving effect to the Articles Supplementary Amendment and the Exchange). The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights), and have been issued in compliance with applicable securities laws.  As of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Shares or Series B Preferred Shares that is not reserved for issuance, and the Company has not made any other commitment to authorize, issue or sell any Common Shares or Series B Preferred Shares except pursuant to this Agreement or the Purchase Agreement.

Section 3.2Authorization and Enforceability.

(a)The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, which includes the issuance of the New Shares.

(b)The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company.  This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Bankruptcy Exceptions”).

Section 3.3New Shares.  The New Shares have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such New Shares will be duly and validly issued and fully paid and non-assessable free and clear of any liens or encumbrances, will not be issued in violation of any preemptive rights, and will not subject the holder thereof to personal liability.

Section 3.4Non-Contravention.

(a)The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, and compliance by the Company with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)Other than the filing of any current report on Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws, and such consents, notices and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5Anti-Takeover Provisions.  The consummation of the transactions contemplated by this Agreement will not be subject to any “moratorium,” “control share,” “fair price,” “interested stockholder” or other anti-takeover laws and regulations of the State of Maryland.

Section 3.6No Company Material Adverse Effect.  Since January 31, 2020, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.7Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the New Shares under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which would reasonably be expected to subject the offering, issuance or sale of the New Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.8Brokers and Finders.  No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Subsidiary for which the Investor could have any liability.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date:

Section 4.1Organization; Authority. The Investor is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor.  This Agreement has been duly and validly executed and delivered by the Investor.  Assuming due authorization, execution and delivery by Company, this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exceptions.

Section 4.2Non Contravention.

(a)The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby, and compliance by the Investor with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement.

(b)Other than such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Exchange.

ARTICLE V

COVENANTS

Section 5.1Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Law, so as to permit consummation of the Exchange, as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 5.2Certain Notifications Until Closing.  From the date hereof until the Closing, the Company shall promptly notify the Investor of (a) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect, (b) any Action or Proceeding pending or, to the knowledge of such party, threatened against such party that questions or might question the validity of this Agreement or seeks to enjoin or otherwise restrain the transactions contemplated hereby, and (c) with respect to the Company, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 5.2 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 5.2 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.1 to be satisfied unless the underlying Company Material Adverse Effect, action, proceeding or material breach would independently result in the failure of a condition set forth in Section 1.1 to be satisfied.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1Unregistered New Shares.  The Investor acknowledges that the New Shares have not been registered under the Securities Act or under any state securities laws.  The Investor is acquiring the New Shares pursuant to an exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereof.

Section 6.2Legend.  The Investor and the Company agree that all certificates or other instruments representing the New Shares will not bear a legend.

Section 6.3Transfer of New Shares.  Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the New Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the New Shares.

ARTICLE VII

MISCELLANEOUS

Section 7.1Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)by either the Investor or the Company if the Closing shall not have occurred by December 31, 2020; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 7.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b)by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (or if any such Governmental Entity informs the Investor or the Company that it intends to disapprove any notice or application required to be filed by such party in order to consummate the transactions contemplated by this Agreement) and such order, decree, ruling or other action shall have become final and non-appealable; or

(c)by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for fraud, willful misconduct or any breach of this Agreement.

Section 7.2Survival of Representations and Warranties.  The representations and warranties of the Company and the Investor made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 7.3Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 7.4Waiver of Conditions.  The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 7.5Governing Law; Submission to Jurisdiction, etc.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be resolved in the Delaware Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.6Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section 7.6 prior to 5:00 p.m., Eastern time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 7.6 on a day that is not a Business Day or later than 5:00 p.m., Eastern time, on any Business Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Business Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Pathfinder Bancorp, Inc.

214 West First Street

Oswego, New York 13126

Attention:  Thomas Schneider

Email:  twschneider@pathfinderbank.com

With a copy to:

Luse Gorman, PC

5335 Wisconsin Avenue, NW, Suite 780

Washington, DC 20015

Attention: Benjamin Azoff, Esq.

Email: bazoff@luselaw.com

If to the Investor:

Castle Creek Capital Partners VII, LP

c/o Castle Creek Capital LLC

6051 El Tordo, P.O. Box 1329

Rancho Santa Fe, California 92067

Attention:  Tony Scavuzzo, Principal

Telephone:  (858) 756-8300

Facsimile:  (858) 756-8301

Electronic Mail:  tscavuzzo@castlecreek.com

With a copy to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA  90067

Attention:  Vijay S. Sekhon, Esq.

Telephone:  (310) 595-9507

Facsimile:  (310) 595-9501

Electronic Mail:  vsekhon@sidley.com

Section 7.7Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a Business Combination, where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale subject to compliance with Section 6.3. The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

Section 7.8Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 7.9No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies.

Section 7.10Entire Agreement, etc.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.  For the avoidance of doubt, the Purchase Agreement shall remain in full force and effect, but shall be deemed amended hereby, and any provisions in this Agreement that supplement, duplicate or contradict any provision of the Purchase Agreement shall be deemed to supersede the corresponding provision of the Purchase Agreement from and after the effective date hereof.

Section 7.11Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by electronic transmission or facsimile and such electronic transmissions and facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 7.12Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

Section 7.13Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement will be borne and paid by the party incurring the expense.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PATHFINDER BANCORP, INC.

By:	/s/ Thomas W. Schneider
Name:	Thomas W. Schneider
Title:	President and Chief Executive Officer

CASTLE CREEK CAPITAL PARTNERS VII, LP

By:	/s/ Tony Scavuzzo
Name:	Tony Scavuzzo
Title:	Principal